Exhibit 99.2

Designated Filer:	Warburg Pincus Private Equity X O&G, L.P.
Issuer & Ticker Symbol:	Laredo Petroleum, Inc. [LPI]
Date of Event Requiring Statement:	March 5, 2015

Joint Filer Information

Joint Filers:

1. Name:	Warburg Pincus Private Equity X O&G, L.P.
Address:	450 LEXINGTON AVENUE
New York, NY 10017

2. Name:	Warburg Pincus X Partners, L.P.
Address:	450 LEXINGTON AVENUE
New York, NY 10017

3. Name:	Warburg Pincus X, L.P.
Address:	450 LEXINGTON AVENUE
New York, NY 10017

4. Name:	Warburg Pincus X GP L.P.
Address:	450 LEXINGTON AVENUE
New York, NY 10017

5. Name:	WPP GP LLC
Address:	450 LEXINGTON AVENUE
New York, NY 10017

6. Name:	Warburg Pincus Partners, L.P.
Address:	450 LEXINGTON AVENUE
New York, NY 10017

7. Name:	Warburg Pincus Partners GP LLC
Address:	450 LEXINGTON AVENUE
New York, NY 10017

8. Name:	Warburg Pincus & Co.
Address:	450 LEXINGTON AVENUE
New York, NY 10017

9. Name:	Warburg Pincus Private Equity IX L.P.
Address:	450 LEXINGTON AVENUE
New York, NY 10017

10. Name:	Warburg Pincus IX GP L.P.
Address:	450 LEXINGTON AVENUE
New York, NY 10017